UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2013

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Amendment to First Lien Credit Agreement

On August 26, 2013, Full House Resorts, Inc. (the “Company”) entered into a First Amendment to the First Lien Credit Agreement (the “First Lien Amendment”) which amends certain provisions of the First Lien Credit Agreement dated as of June 29, 2012 (the “First Lien Credit Agreement”) between the Company, as borrower, the financial institutions from time to time listed therein (the “Lenders”) and Capital One, National Association as administrative agent for the Lenders, as L/C Issuer and as Swing Line Lender (each as defined in the First Lien Credit Agreement).

The First Lien Amendment generally provides changes and other modifications to the First Lien Credit Agreement to, among other things, (i) increase the term loan portion of the First Lien Credit Agreement by $10.0 million to $56.3 million; (ii) lower the interest rate by 1.0%; (iii) extend the maturity date to June 29, 2016; and (4) revise certain financial ratio covenants to accommodate the additional extension of credit and our previously announced Hotel Lease / Purchase Agreement related to the hotel adjacent to the Company’s Rising Star Casino Resort.

A copy of the First Lien Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Amendment to Second Lien Credit Agreement

On August 26, 2013, the Company entered into an Amendment No. 1 to Second Lien Credit Agreement (the “Second Lien Amendment”) which amends certain provisions of the Second Lien Credit Agreement dated as of October 1, 2012 (the “Second Lien Credit Agreement”) between the Company, as borrower, the financial institutions from time to time listed therein (the “Second Lien Lenders”) and ABC Funding, LLC as administrative agent for the Second Lien Lenders.

The Second Lien Amendment generally provides changes and other modifications to the Second Lien Credit Agreement to, among other things, revise certain financial ratio covenants to accommodate the additional extension of credit under the First Lien Credit Agreement and our previously announced Hotel Lease / Purchase Agreement related to the hotel adjacent to the Company’s Rising Star Casino Resort.

A copy of the Second Lien Amendment is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Silver Slipper Hotel Construction

On August 26, 2013, the Company’s wholly-owned subsidiary, Silver Slipper Casino Venture, LLC, entered into a Standard Form of Agreement Between Owner and Design-Builder (the “Construction Agreement”) with WHD Silver Slipper, LLC related to construction of a 142-room hotel at the Company’s Silver Slipper Casino property in Hancock County, Mississippi (the “Silver Slipper Hotel”).  The Company expects costs related to the construction of the Silver Slipper Hotel to be approximately $17.7 million, and expects construction to commence in the next 30 days.  The Company expects construction of the Silver Slipper Hotel to take approximately one year to complete.  The Company intends to finance $10.0 million of the construction cost with the increase of the term loan under the First Lien Credit Agreement as described above, with the remaining $7.7 million of the construction cost to be funded from available cash.

A copy of the Construction Agreement is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

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Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1
First Amendment to First Lien Credit Agreement dated as of August 26, 2013 by and among Full House Resorts, Inc., as borrower, the Lenders named therein and Capital One, National Association, as administrative agent for the Lenders, as L/C Issuer and as Swing Line Lender.

Exhibit 10.2
Amendment No. 1 to Second Lien Credit Agreement dated as of August 26, 2013 by and among Full House Resorts, Inc., as borrower, the Lenders named therein and ABC Funding, LLC, as administrative agent for the Lenders.

Exhibit 10.3	Standard Form of Agreement Between Owner and Design-Builder dated August 26, 2013 between Silver Slipper Casino Venture, LLC and WHD Silver Slipper, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: August 30, 2013	/s/ Deborah J. Pierce
Deborah J. Pierce
Chief Financial Officer

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